Exhibit 3.1

AMENDED AND RESTATED BY-LAWS OF GATX CORPORATION

October 28, 2022

ARTICLE I

MEETING OF SHAREHOLDERS

Section 1.    Place of Meeting. Every meeting of the shareholders of GATX Corporation (hereinafter called the “Corporation”) shall be held at the principal office of the Corporation in the State of New York, or at such other place in or out of said State as shall be specified in the notice of such meeting or waiver of such notice. The Board (as defined below) may in its sole discretion also, to the extent permitted by law, designate that a meeting of shareholders be held by means of remote communication in lieu of, or in addition to, a physically located meeting of shareholders. In such cases, the phrase “in person” or “present” herein shall include presence by means of remote communication.

Section 2.    Annual Meetings. The annual meeting of the shareholders shall be held at the hour specified in the notice of such meeting, or waiver of such notice, on the fourth Friday of April in each year (or if that day shall be a legal holiday, then on the next succeeding business day) or on such other date as the Board of Directors of the Corporation (hereinafter called the “Board”) may determine for the election of directors and for the transaction of such other business as may properly come before the meeting. The Board may postpone, reschedule or cancel any previously scheduled annual meeting of shareholders.

Section 3.    Special Meetings. Special meetings of the shareholders may, unless otherwise provided by law, be called by the Chair of the Board or the President of the Corporation, or by a majority of the Board. Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice. The Chair of the meeting may postpone, reschedule or cancel any special meeting of shareholders previously scheduled by the Board.

Section 4.    Notice of Meetings. Notice of the time and place of each meeting of the shareholders and of the purpose or purposes for which the meeting is called shall be given in the name of the President, an Executive Vice President, a Senior Vice President, the Secretary or an Assistant Secretary of the Corporation. Such notice may be written or electronic and, unless otherwise provided by law, shall be duly delivered or transmitted to each shareholder entitled to vote at the meeting not less than ten (10) nor more than sixty (60) days before the meeting or such lesser period as permitted by applicable law. If mailed, such notice (a) shall be directed to the shareholder at such address as it appears on the stock book, unless the shareholder shall have filed with the Secretary of the Corporation a written request that notices intended for such shareholder be mailed to some other place, in which case it shall be mailed to the address designated in such request and (b) shall be deemed given when deposited in the United States mail, postage prepaid. If transmitted electronically, such notice shall be given when directed to the shareholder at such electronic address supplied by the shareholder to the Secretary of the Corporation or as otherwise directed pursuant to the shareholder’s authorization or direction. No notice need be given of any adjourned meeting, except when expressly required by law.

Section 5.    Quorum and Adjournment. Unless otherwise provided by law or in the Certificate of Incorporation of the Corporation as amended (hereinafter called the “Certificate of Incorporation”), the presence of the holders of record, in person or represented by proxy, of a majority of the shares of stock entitled to be voted thereat shall be necessary to constitute a quorum for the transaction of business at any meeting of shareholders. In the absence of a quorum at any such meeting or any adjournment or adjournments thereof, a majority in voting interest of those present in person or represented by proxy, or in the absence therefrom of all the shareholders, any officer entitled to preside at, or to act as secretary of, such meeting, may adjourn such meeting from time to time until a quorum is present thereat. Whether or not a quorum is present at such meeting, the Chair of the meeting may adjourn the meeting from time to time. When a meeting is adjourned to another time or place, unless these By-Laws otherwise require, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which shareholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken or are provided in any other manner permitted by the New York Business Corporation Law, as amended. At any adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally called.

Section 6.    Organization. At each meeting of the shareholders, the Chair of the Board, the President, an Executive Vice President or a Senior Vice President designated for the purpose by the Chair of the Board (with priority in the order named), or in the absence of said officers, a Chair chosen by a majority vote of the shareholders present in person or represented by proxy and entitled to vote thereat, shall act as Chair. The Secretary shall act as secretary at each meeting of the shareholders, or in the Secretary’s absence the Chair of the meeting may appoint any person present to act as secretary of the meeting.

Section 7.    Order of Business. The order of business at all meetings of the shareholders shall be determined by the Chair of the meeting.

Section 8.    Voting; Proxies. Unless otherwise provided by law or in the Certificate of Incorporation, each holder of record of shares of stock of the Corporation entitled to vote at any meeting of shareholders shall, in all matters, be entitled to one (1) vote for each share of stock owned by such holder. Shareholders may vote either in person or by proxy executed by the shareholder or by the shareholder’s duly authorized agent in any manner permitted by law, including Rule 14a-19 promulgated under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”). Unless otherwise provided by law or in the Certificate of Incorporation or these By-Laws, the majority of the votes cast shall prevail on all matters submitted to vote at any meeting of the shareholders. Any shareholder directly or indirectly soliciting proxies from other shareholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board. Unless so directed by the Chair of the meeting, the vote at such meeting need not be by ballot, except that all elections of directors by shareholders shall be by ballot. At the direction of such Chair that a vote by ballot be taken on any question, such vote shall be taken. On a vote by ballot each ballot shall be signed by the shareholder voting, or by the shareholder’s proxy as such if there be such proxy. Unless otherwise provided by law or by these By-Laws all voting may be via voce.

Section 9.    Inspectors of Election. At each meeting of the shareholders, one or more inspectors of election shall be appointed in accordance with applicable law to act thereat. No director or candidate for the office of director shall act as an inspector of election in any election of directors. Each inspector of election so appointed, before entering upon the discharge of his or her duties, shall be sworn faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability, and the oath so taken shall be subscribed by such inspectors. Such inspectors of election, after the voting on any question, shall make a certificate of the result of the vote taken. Inspectors need not be shareholders.

Section 10.    Record Date. The Board may fix a day and hour not more than sixty (60) nor less than ten (10) days prior to the day and hour then fixed for the holding of any meeting of shareholders as the time as of which shareholders entitled to notice of and to vote at such meeting shall be determined, and all persons who were holders of record of voting stock at such time and no others shall be entitled to notice of and to vote at such meeting.

Section 11.    Advance Notification of Shareholder Nominations for Directors and Other Proposals.

(a) Nominations of persons for election to the Board and the proposal of other business to be considered by the shareholders may be made at an annual meeting of shareholders only (i) if brought before the meeting by the Corporation and specified in the Corporation’s notice of meeting delivered pursuant to Section 4 of this Article I, (ii) if brought before the meeting by or at the direction of the Board, or (iii) if brought before the meeting by a shareholder of the Corporation who (A) was a shareholder of record (and, with respect to any beneficial owner, if different, on whose behalf any nomination or proposal is made, only if such beneficial owner was the beneficial owner of shares of capital stock of the Corporation) both at the time of giving of notice provided for in this Section 11 of this Article I, and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with this Section 11 of this Article I as to such nominations or other business in all applicable respects. Except for proposals properly made in accordance with Rule 14a-8 under the Exchange Act, and included in the notice of meeting given by or at the direction of the Board, the foregoing clause (iii) shall be the exclusive means for a shareholder to propose business to be considered or to propose any nominations of persons for election to the Board at an annual meeting of the shareholders. Without qualification, for any nominations of persons for election to the Board or other business to be properly brought before an annual meeting by a shareholder, in each case, pursuant to the foregoing clause (iii), the shareholder must (x) have given timely notice thereof in writing and in proper form to the Secretary of the Corporation and (y) provide any updates or supplements to such notice at the times and in the forms required by paragraph (d) of this Section 11 of this Article I. To be timely, a shareholder’s notice shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the one-year anniversary of the prior year’s annual meeting of the Corporation; provided, however, that in the event the date of the annual meeting is advanced by more than thirty (30) days, or delayed by more than sixty (60) days, from such anniversary date, notice by the shareholder, to be timely, must be so delivered, or mailed and received, not more than the hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such annual meeting is first made by the Corporation. In no event shall any adjournment or the announcement thereof commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

(b) For purposes of this Section 11 of this Article I, the term “Proposing Person” means (i) the shareholder providing the notice of a proposed nomination or other business proposed to be brought before a meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the proposed nomination or other business proposed to be brought before a meeting is made, and (iii) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such shareholder in such solicitation. To be in proper form, a shareholder’s notice (whether given pursuant to this paragraph (b) or paragraph (c) of this Section 11 of this Article I) to the Secretary of the Corporation shall set forth:

(i) as to each Proposing Person, (A) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation’s books and records), (B) the class or series and number of shares of the capital stock of the Corporation that are, directly or indirectly, owned of record or beneficially (within the meaning of Rule l3d-3 under the Exchange Act) by such Proposing Person, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of the capital stock of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future;

(ii) as to each Proposing Person, (A) the full notional amount of any securities that, directly or indirectly, underlie any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) (“Synthetic Equity Position”) and that is, directly or indirectly, held or maintained by such Proposing Person with respect to any shares of any class or series of shares of the Corporation; provided that, for the purposes of the definition of “Synthetic Equity Position,” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination; and, provided, further, that any Proposing Person satisfying the requirements of Rule 13d-l(b)(l) under the Exchange Act (other than a Proposing Person that so satisfies Rule 13d-l(b)(1) under the Exchange Act solely by reason of Rule 13d-l(b)(1)(ii)(E)) shall not be deemed to hold or maintain the notional amount of any securities that underlie a Synthetic Equity Position held by such Proposing Person as a hedge with respect to a bona fide derivatives trade or position of such Proposing Person arising in the ordinary course of such Proposing Person’s business as a derivatives dealer; (B) any material pending or threatened legal proceeding in which such Proposing Person is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation, (C) any other material relationship between such Proposing Person, on the one hand, and the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation, on the other hand, (D) any direct or indirect material interest in any material contract or agreement of such Proposing Person with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement); (E) a representation that such Proposing Person intends or is part of a group which intends to (i) deliver a proxy statement or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect any nominee or approve or adopt any proposal or otherwise solicit proxies from shareholders in support of such proposal, as the case may be, and (ii) in the case of director nominations, solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of director nominees other than the Corporation’s nominees in accordance with Rule 14a-19 promulgated under the Exchange Act; and (F) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the nomination for election of directors or business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (A) through (F) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the shareholder of record directed to prepare and submit the information required by this Section 11(b) of this Article I on behalf of a beneficial owner;

(iii) as to each person, if any, whom the shareholder proposes to nominate for election or re-election as a director, (A) all information with respect to such proposed nominee that would be required to be set forth in a shareholder’s notice pursuant to this Section 11(b) of this Article 1 if such proposed nominee were a Proposing Person; (B) all information relating to such proposed nominee that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (C) a statement whether such proposed nominee, if elected, intends to tender, promptly following such person’s election or re-election, a resignation that will become effective upon the occurrence of both (1) the failure to receive the required vote for re-election at the next meeting at which such person would face re-election and (2) acceptance of such resignation by the Governance Committee or other applicable committee; (D) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among any Proposing Person, on the one hand, and each proposed nominee and his or her respective affiliates and associates, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Proposing Person were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant; and

(iv) as to any business other than nominations for election of directors that a Proposing Person proposes to bring before an annual meeting: (A) a reasonably brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of any Proposing Person; (B) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the By-Laws, the language of the proposed amendment); and (C) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Proposing Persons and (y) between or among any Proposing Person and any other record or beneficial owner of capital stock of the Corporation (including their names) in connection with the proposal of such business by such shareholder; and (D) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act; provided, however, that the disclosures required by this paragraph (iv) shall not include any disclosures with respect to any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the shareholder directed to prepare and submit the notice required by these By-Laws on behalf of a beneficial owner.

(c) Nominations of persons for election to the Board may be made at a special meeting of shareholders at which directors are to be properly elected only (i) by or at the direction of the Board or (ii) provided that the Board has determined that directors shall be elected at such meeting, by any shareholder of the Corporation who (A) is a shareholder of record (and, with respect to any beneficial owner, if different, on whose behalf any nomination or proposal is made, only if such beneficial owner was the beneficial owner of shares of the Corporation) both at the time of giving of notice provided for in this By-Law and at the time of the meeting, (B) is entitled to vote at the meeting and (C) has complied with the notice procedures set forth in this By-Law under this paragraph (c) and paragraph (b) of this Section 11 of this Article I with respect to nominations for election of directors. The foregoing clause (ii) shall be the exclusive means for a shareholder to make any nomination of a person or persons for election to the Board at a special meeting. Without qualification, in order for a shareholder to present any nominations of persons for election to the Board at such a special meeting, pursuant to the foregoing clause (ii), the shareholder must (x) have given timely notice thereof in writing and in proper form to the Secretary of the Corporation (which notice shall include disclosure of the information that is required by the applicable provisions of paragraph (b) of this Section 11 of this Article I), (y) provide the information with respect to such shareholder and its candidate for nomination as required by this Section 11 of this Article I and (z) provide any updates or supplements to such notice at the times and in the forms required by paragraph (d) of this Section 11 of this Article I. To be timely, a shareholder’s notice for nominations to be made at a special meeting shall be delivered to, or mailed to and received by, the Secretary at the principal executive offices of the Corporation not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of (x) the ninetieth (90th) day prior to such special meeting or (y) the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall any adjournment of a special meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. Shareholders shall not be permitted to propose business to be considered by the shareholders at a special meeting. Business transacted at a special meeting of shareholders shall be confined to the purposes stated in the call and notice thereof.

(d) A Proposing Person providing notice of a proposed nomination for election to the Board or other business proposed to be brought before a meeting (whether given pursuant to paragraphs (a) or (c) of Section 11 of this Article I) shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed to and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting, or, if not practicable, on the first practicable date prior to such meeting and/or to which it is adjourned or postponed (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these By-Laws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a shareholder, extend any applicable deadlines hereunder or enable or be deemed to permit a shareholder who has previously submitted notice hereunder to amend or update any nomination or proposal or to submit any new nomination or proposal, including by changing or adding nominees, matters, business or resolutions proposed to be brought before a meeting of the shareholders.

(e) Notwithstanding anything in Section 11(a) of this Article I to the contrary, in the event that the number of directors to be elected to the Board is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board made by the Corporation at least ten (10) days before the last day a shareholder could otherwise deliver a notice of nomination in accordance with Section 11(a) of this Article I, a shareholder’s notice required by this Section 11 of this Article I shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(f) For purposes of this By-Law, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

(g) Notwithstanding compliance with the foregoing requirements of this By-Law, no person proposed to be nominated to the Board by a shareholder pursuant to this procedure shall become a nominee for election to the Board and no other business shall be considered at the meeting unless the shareholder who has provided the notice or his or her proxy, nominates such person or introduces such business in person at the meeting, as the case may be. For purposes of this Section 11, “in person” shall mean that the shareholder proposing that the nominee or business be brought before the annual or special meeting of the Corporation, or, if the proposing shareholder is not an individual, a qualified representative of such proposing shareholder, appear at such meeting. A “qualified representative” of such proposing shareholder shall be, if such proposing shareholder is (i) a general or limited partnership, any general partner or person who functions as a general partner of the general or limited partnership or who controls the general or limited partnership, (ii) a corporation or a limited liability company, any officer or person who functions as an officer of the corporation or limited liability company or any officer, director, general partner or person who functions as an officer, director or general partner of any entity ultimately in control of the corporation or limited liability company or (iii) a trust, any trustee of such trust. If any proposed nomination or business is not in compliance with this By-Law, the presiding officer of the meeting shall have the power and duty to determine whether such nomination or business was made in compliance with this By-Law and, if such nomination or business is determined not to have been properly made, to declare that such nomination or proposal has not been properly brought before the meeting and will be disregarded and declared to be out of order.

(h) Notwithstanding the foregoing provisions of this By-Law, a shareholder shall also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in this By-Law. This By-Law is expressly intended to apply to any business proposed to be brought before a meeting of shareholders other than any proposal made pursuant to Rule 14a-8 under the Exchange Act. In the case of proposals made pursuant to Rule 14a-8 under the Exchange Act, this By-Law shall not be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8. In the event of any conflict between this By-Law and the provisions of Rule 14a-8 under the Exchange Act in the circumstance of a shareholder proposal made pursuant to such Rule 14a-8, the provisions of Rule 14a-8 shall control.

(i) In addition to the requirements of this Section 11 of this Article I with respect to any nomination proposed to be made at a meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations. Notwithstanding the foregoing provisions of this Section 11 unless otherwise required by law, (i) no Proposing Person shall solicit proxies in support of director nominees other than the Corporation’s nominees unless such Proposing Person has complied with Rule 14a-19 promulgated under the Exchange Act in connection with the solicitation of such proxies, including the provision to the Corporation of notices required thereunder in a timely manner and (ii) if any Proposing Person (A) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act and (B) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) promulgated under the Exchange Act, including the provision to the Corporation of notices required thereunder in a timely manner, then the Corporation shall disregard any proxies or votes solicited for the Proposing Person’s candidates. A Proposing Person that provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such Proposing Person shall deliver to the Corporation, no later than five (5) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.

Section 12.    Additional Requirements For Valid Nomination of Candidates to Serve as Director.

(a) To be eligible to be a candidate for election as a director of the Corporation at an annual or special meeting, a candidate must be nominated in the manner prescribed in Section 11 of this Article I. and the candidate for nomination, whether nominated by the Board or by a shareholder of record, must have previously delivered (in accordance with the time period prescribed for timely notice of nominations of persons for election to the Board for such meeting), to the Secretary at the principal executive offices of the Corporation, (i) a completed written questionnaire (in a form provided by the Corporation with respect to the background, qualifications, stock ownership and independence of such proposed nominee and (ii) a written representation and agreement (in form provided by the Corporation that such candidate for nomination (A) is not and, if elected as a director during his or her term of office, will not become a party to (1) any agreement, arrangement or understanding with, and has not given and will not give any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) or (2) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the Corporation, with such proposed nominee’s fiduciary duties under applicable law, (B) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation or reimbursement for service as a director that has not been disclosed therein, (C) if elected as a director of the Corporation, will comply with all applicable corporate governance, conflict of interest, confidentiality, stock ownership and trading and other policies and guidelines of the Corporation applicable to directors and in effect during such person’s term in office as a director (and, if requested by any candidate for nomination, the Secretary of the Corporation shall provide to such candidate for nomination all such policies and guidelines then in effect).

(b) The Board may also require any proposed candidate for nomination as a director to furnish such other information as may reasonably be requested by the Board in writing prior to the meeting of shareholders at which such candidate’s nomination is to be acted upon in order for the Board to determine the eligibility of such candidate for nomination to be an independent director of the Corporation with the Corporation’s Corporate Governance Guidelines.

(c) A candidate for election as a director of the Corporation shall update and supplement the information provided in his or her questionnaire, representation and agreement or otherwise provided, if necessary, so that the information provided or required to be provided pursuant to this Section 12 of this Article I. shall be true and correct as of the record date for notice of the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for notice of the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these By-Laws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a shareholder, extend any applicable deadlines hereunder or enable or be deemed to permit a shareholder who has previously submitted notice hereunder to amend or update any nomination or to submit any new nomination or proposal, including by changing or adding nominees, matters, business or resolutions proposed to be brought before a meeting of the shareholders.

(d) No candidate shall be eligible for nomination as a director of the Corporation unless such candidate for nomination and the Proposing Person seeking to place such candidate’s name in nomination has complied with Section 11 and this Section 12, of this Article I. as applicable. The presiding officer at the meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with Section 11 and this Section 12 of this Article I., and if they should so determine, they shall so declare such determination to the meeting, the defective nomination shall be disregarded and any ballots cast for the candidate in question (but in the case of any form of ballot listing other qualified nominees, only the ballots cast for the nominee in question) shall be void and of no force or effect.

(e) Notwithstanding anything in these By-Laws to the contrary, no candidate for nomination shall be eligible to be seated as a director of the Corporation unless nominated and elected in accordance with this Section 12 of this Article I.

ARTICLE II

DIRECTORS

Section 1.    Number, Election, Term, Powers.

(a) The Corporation shall have such number of directors, not less than three (3) nor more than twenty-one (21), as shall from time to time be determined by the vote of a majority of the entire board (as “entire board” is defined for these purposes under the laws of the State of New York).

(b) The term of office of each director shall (unless vacated as provided herein) be from the time of his or her election and qualification until the annual meeting of shareholders next succeeding his or her election and until his or her successor shall have been duly elected and qualified, or until his or her earlier death or resignation. The directors shall act only as a board and the individual directors shall have no power as such. The Board shall have, in the management of the Corporation’s affairs, all powers which are not inconsistent with the laws of the State of New York, these By-Laws or the Certificate of Incorporation.

(c) Except as otherwise provided in these By-Laws or by law, the directors shall be chosen at the annual meeting of shareholders in each year. Each director to be elected by the shareholders of the Corporation shall be elected by a majority of the votes cast with respect to such director by the shares represented and entitled to vote therefor at a meeting of the shareholders for the election of directors at which a quorum is present (an “Election Meeting”); provided, however, that if the Board determines that the number of nominees exceeds the number of directors to be elected at such meeting (a “Contested Election’’), and regardless of whether such Contested Election becomes an uncontested election at any time prior to the date of the Election Meeting as initially announced, each of the directors to be elected at the Election Meeting shall be elected by a plurality of the votes cast by the shares represented and entitled to vote at such meeting with respect to the election of such director. For purposes of this Section 1, a “majority of the votes cast’’ means that number of votes cast “for” a candidate for director exceeds the number of votes cast “against” that director (with “abstentions” and “broker non-votes” not counted as votes cast as either “for” or “against” such director’s election). In an election other than a Contested Election, shareholders will be given the choice to cast votes “for” or “against” the election of directors or to “abstain” from such vote and shall not have the ability to cast any other vote with respect to such election of directors. In a Contested Election, shareholders will be given the choice to cast “for” or “withhold” votes for the election of directors and shall not have the ability to cast any other vote with respect to such election of directors. In the event an Election Meeting involves the election of directors by separate votes by class or classes or series, the determination as to whether an election constitutes a Contested Election shall be made on a class-by-class or series-by-series basis, as applicable. The Board has established and will maintain procedures under which any incumbent director who fails to receive a majority of the votes cast at an Election Meeting at which there was no Contested Election shall offer to tender his or her resignation from the Board.

Section 2.    Qualifications. All directors shall be at least twenty-one (21) years of age.

Section 3.    First Meeting. After each election of directors by the shareholders, on the same day and at the conclusion of the meeting of shareholders at which such election shall be held, and at the place where such election is held, the newly elected Board shall meet for the purpose of organization, the election of officers and the transaction of other business. Notice of such meeting need not be given. If a quorum shall not be present at such time and place, but at least one director is present, then such meeting shall be adjourned as provided in Section 6 of this Article 11. If no director shall be present at such time and place, then such meeting may be held at any other time and place which shall be specified in a notice given as hereinafter provided for special meetings of the Board or in a waiver of notice thereof.

Section 4.    Regular Meetings. Regular meetings of the Board shall be held at such times and places as the Board may determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day at said place. Except as provided by law or these By-Laws, notice of regular meetings need not be given.

Section 5.    Special Meetings. Special meetings of the Board shall be held whenever called by (a) the Chair of the Board, (b) the President or (c) the Secretary at the request of a majority of the members of the Board. Unless otherwise provided by law, notice of each such special meeting shall be (a) mailed to each director, addressed to such director at such director’s residence or usual place of business, at least two (2) days before the day on which such meeting is to be held or (b) (i) sent by facsimile or electronic mail or (ii) delivered personally or by telephone, in each case not later than the day before the day on which such meeting is to be held. Notice of any meeting of the Board need not, however, be given to any director, if waived by such director as in these By-Laws provided. Unless otherwise provided by law or these By-Laws, the notice or waiver of notice of any meeting of the Board need not contain any statement of the purposes of the meeting or any specification of the business to be transacted thereat.

Section 6.    Quorum. Unless otherwise provided by law, the Certificate of Incorporation or these By-Laws, the presence of not less than one-third of the number of directors as fixed in accordance with these By-Laws shall be necessary to constitute a quorum for the transaction of business by the Board. In the absence of a quorum, a majority of the directors present may adjourn any meeting of the Board from time to time until a quorum shall be present thereat. Notice of any adjourned meeting need not be given. At any adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally called.

Section 7.    Voting. At all meetings of directors, a quorum being present, all matters, except those the manner of deciding upon which is otherwise provided by law, these By-Laws or the Certificate of Incorporation, shall be decided by the vote of a majority of the directors present.

Section 8.    Organization. At each meeting of the Board, the Chair of the Board or, in the absence of the Chair of the Board, the Lead Director (or any other independent director designated by a majority of the independent directors present at the meeting) shall act as Chair of the meeting. The Secretary, or in the Secretary’s absence any person appointed by the Chair of the meeting, shall act as secretary of the meeting. Any meeting of the Board may be adjourned by the vote of a majority of the directors present at such meeting.

Section 9.    Vacancies. Any vacancy in the Board whether arising from death, resignation, an increase in the number of directors or any other cause, may be filled by the vote of a majority of the remaining directors, provided that, in the case of a vacancy occurring through the resignation of a director, the resigning director shall be entitled to vote with the other directors for such resigning director’s successor.

Section 10.    Place of Meeting. The Board may hold its meetings at such place or places within or without the State of New York as it may from time to time by resolution determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

Section 11.    Indemnification.

(a) The Corporation shall indemnify to the fullest extent permitted by law, any person made, or threatened to be made, a party to an action or proceeding, civil or criminal (including an action by or in the right of the Corporation or by or in the right of any other corporation or business entity of any type or kind, domestic or foreign, which any director or officer of the Corporation served in any capacity at the request of the Corporation), by reason of the fact that such person, such person’s testator or intestate, was a director or officer of the Corporation (or served any other corporation or business entity of any type or kind, domestic or foreign, in any capacity at the request of the Corporation), against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, and the Corporation shall pay, in advance of final disposition of any such action or proceeding, expenses (including attorneys’ fees) incurred by such person in defending such action or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount consistent with provisions of applicable law, including Section 725(a) of the New York Business Corporation Law, as amended.

The Corporation may indemnify, and make advancements to, any person made, or threatened to be made, a party to any such action or proceeding by reason of the fact that such person, or such person’s testator or intestate, is or was an agent or employee (other than a director or officer) of the Corporation (or served another corporation or business entity at the request of the Corporation in any capacity), on such terms, to such extent, and subject to such conditions, as the Board shall determine, including payment, in advance of final disposition of any such action or proceeding, expenses (including attorneys’ fees) incurred by such person in defending such action or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount consistent with provisions of applicable law.

In addition to the foregoing, the Corporation shall indemnify to the fullest extent permitted by law, any person made, or threatened to be made, a party to an action or proceeding, civil or criminal, by reason of the fact that such person, or such person’s testator or intestate, is or was a director or officer of any other corporation or business entity, of any type or kind, domestic or foreign, which any such person served at the request of the Corporation, against judgments, fines, amounts paid in settlement (with the prior consent of the Corporation) and reasonable expenses, including attorneys’ fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, and the Corporation may pay, in advance of final disposition of any such action or proceeding, expenses (including attorneys’ fees) incurred by such person in defending such action or proceeding.

(b) A person shall be presumed to be entitled to indemnification for any act or omission covered by these By-Laws. The burden of proof of establishing that a person is not entitled to indemnification because of the failure to fulfill some requirement of New York law, the Corporation’s charter, or the By-Laws shall be on the Corporation.

(c) If a claim under these By-Laws is not paid in full by the Corporation within thirty (30) days after written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim, including attorneys’ fees.

(d) The provisions of this Section 11 of this Article II shall constitute a contract between the Corporation, on the one hand, and, on the other hand, each individual who serves or has served as a director or officer of the Corporation (whether before or after the adoption of this By-Law), in consideration of such person’s performance of services for the Corporation, and pursuant to this Section 11 of this Article II the Corporation intends to be legally bound to each such current or former director or officer of the Corporation. With respect to current and former directors or officers of the Corporation, the rights conferred under this Section 11 of this Article II are present contractual rights and such rights are fully vested, and shall be deemed to have vested fully, immediately upon adoption of this By-Law. With respect to any directors or officers of the Corporation who commence service following adoption of this By-Law, the rights conferred under this provision shall be present contractual rights and such rights shall fully vest, and be deemed to have vested fully, immediately upon such director or officer commencing service as a director or officer of the Corporation. Neither amendment nor repeal nor modification of any provision of this Section 11 of this Article II nor the adoption of any provision of the Certificate of Incorporation or ByLaws of the Corporation inconsistent with this Section 11 of this Article II shall eliminate or reduce the effect of this Section 11 of this Article II in respect of any act or omission occurring, or any cause of action or claim that accrues or arises or any state of facts existing, at the time of or before such amendment, repeal, modification or adoption of an inconsistent provision (even in the case of a proceeding based on such a state of facts that is commenced after such time). The rights to indemnification and to advancement of expenses provided by, or granted pursuant to, this Section 11 of this Article II shall continue notwithstanding that the person has ceased to be a director or officer of the Corporation and shall inure to the benefit of the estate, heirs, executors, administrators, legatees and distributees of such person. For purposes of this Section 11 of this Article 11, “director or officer of the Corporation” includes any person who, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, agent or manager of another corporation or of a partnership, limited liability company, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans.

Section 12.    Action by Written Consent. Unless otherwise provided by law or in the Certificate of Incorporation, any action required or permitted to be taken by the Board or any committee thereof may be taken without a meeting if all members of the Board or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the Board or committee shall be filed with the minutes of the proceedings of the Board or committee.

Section 13.    Action by Means of Conference Telephone. Any one or more members of the Board may participate in a regular or special meeting of the Board by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

ARTICLE III

COMMITTEES

Section 1.    Committees. Subject to the conditions prescribed by law, there shall be an Appointment Committee of the Board consisting of the President which shall have all of the authority of the Board to appoint and take certain other actions with respect to Vice Presidents (other than Executive Vice Presidents and Senior Vice Presidents) pursuant to and in accordance with the terms of these By-Laws. Additionally, on the terms, to the extent and subject to the conditions prescribed by law or by resolution of the Board, the Board, by resolution adopted by a majority of the entire Board, may designate from among its members an Executive Committee and other committees (the Executive Committee and any other committees designated pursuant to this sentence being referred to herein as “Designated Committees”), each of which shall consist of three (3) or more directors and shall have the authority of the Board. The Board may designate one or more directors as alternate members of any Designated Committee, who may act in the place of any absent member or members of such Designated Committee. The presence of not less than one-third of the number of members of any Designated Committee shall constitute a quorum of such Designated Committee. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, a majority vote of the Designated Committee members present shall be the act of the Designated Committee.

Section 2.    Committee Procedure. Each Designated Committee shall meet at the times and places determined in accordance with the procedures set forth in the committee’s charter or as such committee shall otherwise establish. The Board by resolution or resolutions shall establish the charter of each Designated Committee, which shall set forth the rules of procedure to be followed by such committee, including a requirement that such committee keep regular minutes of its proceedings and deliver to the Secretary the same.

ARTICLE IV

OFFICERS

Section 1.    Number. The officers of the Corporation shall be a Chief Executive Officer, a President (which office may be held by the Chief Executive Officer), one or more Vice Presidents (which may include one or more Executive Vice Presidents and/or one or more Senior Vice Presidents), a Secretary, a Treasurer and a Controller. The officers of the Corporation may also include, at the option of the Board, one or more Vice Chairs of the Board, each of whom shall be a member of the Board. Two or more offices may be conferred upon one person, except the offices of President and Secretary. The Board may require any officer, agent or employee to give security for faithful performance of such person’s duties.

Section 2.    Election, Term of Office, Qualification. The officers of the Corporation shall be chosen by the Board (or, in the case of any Vice President other than any Executive Vice President or Senior Vice President, by either the Board or the Appointment Committee) as soon as practicable after each annual election of directors, each such officer to hold office until such officer’s successor shall have been chosen and qualified, or until such officer’s earlier death or resignation, or removal in the manner hereinafter provided.

Section 3.    Subordinate Officers. The Board or the Appointment Committee may appoint as subordinate officers, assistants to any officer, including assistant secretaries and assistant treasurers, agents or employees as the Board may deem necessary or advisable, each of whom shall serve for such period, have such authority and perform such duties as the Board or the Appointment Committee may from time to time determine or as may be set forth in these By-Laws. The Board may delegate to any officer the power to appoint and remove subordinate officers, assistant secretaries, assistant treasurers, agents or employees.

Section 4.    Chief Executive Officer. The Board shall designate the President as the Chief Executive Officer. Subject to the oversight of the Board, the Chief Executive Officer shall have duties customarily incident to the office of the Chief Executive Officer including general and active supervision and direction over the property, business and affairs of the Corporation and personnel thereof subject, however, to the right of the Board (or, in the case of any Vice President of the Corporation other than any Executive Vice President or Senior Vice President, the right of the Board or the Appointment Committee) to delegate any specific power and authority, except such as may be by statute exclusively conferred on the Chief Executive Officer, to any other officer or officers of the Corporation.

Section 5.    The Chair of the Board. The Chair of the Board shall have such duties as may be prescribed by the Board from time to time. If present, the Chair of the Board shall preside at all meetings of the shareholders and the Board.

Section 6.    The President. The President shall have such powers and perform such duties as the Board, the Chair of the Board or the Chief Executive Officer (unless the latter two positions are held by the same person) may prescribe from time to time.

Section 7.    Executive Vice Presidents, Senior Vice Presidents and Vice Presidents. Each Executive Vice President and Senior Vice President shall have such powers and perform such duties as the Board, the Chair of the Board or the President may from time to time prescribe, and shall perform such other duties as may be prescribed by these By-Laws. In case of the absence or inability to act of the President, then one of the Executive Vice Presidents or Senior Vice Presidents who shall be designated for the purpose by the Board shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President (other than the Executive Vice Presidents and Senior Vice Presidents) shall have such powers and perform such duties as the Board, the Appointment Committee, the Chair of the Board, the President, any Executive Vice President or any Senior Vice President may from time to time prescribe, and shall perform such other duties as may be prescribed by these By-Laws.

Section 8.    The Secretary. The Secretary shall act as secretary of, and keep the minutes of, all meetings of the Board and of the shareholders; shall cause to be given such notice of all meetings of the shareholders and directors as required; shall be custodian of the seal of the Corporation and shall affix the seal or cause it to be affixed to all certificates and documents, the execution of which on behalf of the Corporation under its seal shall have been specifically or generally authorized; shall have charge of the books, records and papers of the Corporation relating to its organization as a corporation; and shall in general perform all the duties incident to the office of Secretary. The Secretary shall also have such other powers and perform such other duties, not inconsistent with these By-Laws, as the Chair of the Board, the President or the Board shall from time to time prescribe.

Section 9.    The Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all the funds and securities of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name of and to the credit of the Corporation in such banks or other depositaries as may be designated by the Board; the Treasurer shall disburse the funds of the Corporation, taking proper vouchers for such disbursements, and shall render to the Chair of the Board, the President or the Board, whenever any one or more of them may require the Treasurer so to do, a statement of all the Treasurer’s transactions as Treasurer; and, in general, the Treasurer shall perform all the duties incident to the office of Treasurer and such other duties as may from time to time be assigned to the Treasurer by the Chair of the Board, the President or the Board.

Section 10.    The Controller. The Controller shall keep accurate accounts, in such form as may be approved by the Board, of all financial transactions of the Corporation; the Controller shall supervise and direct the keeping of all of the financial records and accounting records of the Corporation, and shall have general charge, supervision and direction of the accounting departments of the Corporation; the Controller shall discharge such other duties and have such other powers as may be required of or granted to the Controller by the Board.

Section 11.    Assistants to the President. Each assistant to the President shall, at the request of the President, aid and assist him or her in the performance of his or her duties and the exercise of his or her powers, and have such other powers and perform such other duties as may from time to time be assigned to him or her by the Chair of the Board, the President or the Board.

Section 12.    Assistant Secretaries. In case of the absence or inability to act of the Secretary, the Assistant Secretary, or, if there shall be more than one, any of the Assistant Secretaries, shall perform the duties of the Secretary, and, when so acting shall have all the powers of, and be subject to all the restrictions upon, the Secretary. Each of the Assistant Secretaries shall perform such other duties as from time to time may be assigned to him or her by the Chair of the Board, the President, the Secretary or the Board.

Section 13.    Assistant Treasurers. In case of the absence or inability to act of the Treasurer, the Assistant Treasurer, or, if there be more than one, any of the Assistant Treasurers, shall perform the duties of the Treasurer, and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Treasurer. Each of the Assistant Treasurers shall perform such other duties as from time to time may be assigned to him or her by the Chair of the Board, the President, the Treasurer or the Board.

Section 14.    General Provisions. All officers shall serve under the direction of and at the pleasure of the Board (or, in the case of any Vice President other than any Executive Vice President or Senior Vice President, the Board and the Appointment Committee) and be subject to removal thereby at any time with or without cause. Any vacancy occurring in any office may be filled by the Board (or, in the case of any Vice President other than any Executive Vice President or Senior Vice President, by the Board or the Appointment Committee).

ARTICLE V

CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

Section 1.    Execution of Contracts. Except as otherwise provided by law or in these By-Laws, the Chair of the Board, any Vice-Chair of the Board, the President, any Executive Vice President and any Senior Vice President shall each have authority to execute and deliver any and all instruments for and in the name of the Corporation. The Board, the Chair of the Board and the President (and, in the case of any Vice President other than any Executive Vice President or Senior Vice President, the Appointments Committee, any Executive Vice President and any Senior Vice President) may authorize any other officer or agent to execute and deliver any instrument for and in the name of the Corporation, and such authority may be general or confined to specific instances. Unless authorized by (a) in the case of any Vice President other than any Executive Vice President or Senior Vice President, the Board, the Chair of the Board, the President, these By-Laws, the Appointment Committee, any Executive Vice President or any Senior Vice President or (b) in the case of any other officer or agent, the Board, the Chair of the Board, the President or these By- Laws, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it pecuniarily liable for any purpose or to any amount.

Section 2.    Indebtedness. No loans shall be contracted on behalf of the Corporation and no negotiable paper shall be issued in its name unless authorized by resolutions of the Board, which authority may be general or confined to specific instances. When authorized by the Board so to do, any officer or agent of the Corporation thereunto authorized may effect loans and advances for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds, or other certificates or evidences of indebtedness of the Corporation and, when authorized so to do, may pledge, hypothecate or transfer any securities or other property of the Corporation as security for any such loans or advances.

Section 3.    Checks, Drafts, etc. All checks, drafts, and other orders for the payment of moneys out of the funds of the Corporation and all notes or other evidences of indebtedness of the Corporation shall be signed on behalf of the Corporation in such manner as shall from time to time be determined by resolution of the Board, which resolution may be general or confined to specific instances.

Section 4.    Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board may select or as may be selected by any officer or agent of the Corporation to whom such power may from time to time be delegated by the Board; and, for the purpose of such deposit, the Chair of the Board, the President, any Executive Vice President, any Senior Vice President, the Treasurer or the Secretary, or any other officer, agent or employee of the Corporation to whom such power may be delegated by the Board, may endorse, assign and deliver checks, drafts and other orders for the payment of moneys which are payable to the order of the Corporation.

ARTICLE VI

SHARES AND DIVIDENDS

Section 1.    Consideration for Issue of Stock. No stock shall be issued except as permitted under the Business Corporation Law of the State of New York.

Section 2.    Certificates. The shares of the Corporation shall either be represented by certificates or shall be uncertificated and represented by book entry registered in the name of the holder on the books and records of the Corporation or it transfer agent. At the direction of the Corporation to its stock transfer agent and absent a specific request for a certificate by the registered holder or transferee thereof, all shares of the Corporation shall be uncertificated upon the original issuance thereof by the Corporation or upon the surrender of the certificate representing such shares to the Corporation (Direct Registration of shares). If shares are represented by certificates, each holder of record of shares of stock of the Corporation shall be provided with a certificate or certificates of stock representing the number of shares owned by such holder, in such form as shall be (a) approved by the Board, (b) signed by (i) the Chair of the Board, the President, an Executive Vice President, or a Senior Vice President and (ii) the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary and (c) sealed with the seal of the Corporation, which seal may be an engraved or printed facsimile, certifying the number of shares owned by them in the Corporation. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or its employee. In case any such person who shall have signed, or whose facsimile signature has been placed upon, such certificate shall have ceased to hold such position before such certificate is issued, it may be issued by the Corporation with the same effect as if such person had not ceased to hold such position at the date of its issue. Upon the election of the Corporation to provide for Direct Registration of shares, such certificates shall be provided only upon request to the Corporation by the registered holder or transferee thereof.

Section 3.    Transfer of Shares. Transfers of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by the holder thereof, or by such holder’s attorney thereunto authorized by a power of attorney duly executed and filed with the agent or officer in charge of such books, subject to such proof or guaranty signature as the Corporation or its transfer agent may require, if any, and on surrender of the certificate or certificates for such shares, properly endorsed, or upon receipt of proper transfer instructions from the owner of uncertificated shares, or upon the escheat of said shares under the laws of any state of the United States. A person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof as regards the Corporation, provided that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the officer in charge or to said transfer agent, shall be so expressed in the entry of transfer.

Section 4.    Record Date. The Board may fix a day and hour not exceeding sixty (60) days preceding the date fixed for the payment of any dividend or the making of any distribution, or for the delivery of evidences of rights or evidences of interests arising out of any changes, conversion or exchange of capital stock, as a record time for the determination of the shareholders entitled to receive such dividend, distribution, rights or interests, and in such case only shareholders of record at the time so fixed shall be entitled to receive such dividend, distribution, rights or interests.

Section 5.    Lost, Stolen, Destroyed or Mutilated Certificates. A certificate for shares of the stock of the Corporation may be issued in place of any certificate lost, stolen, destroyed or mutilated, but only on delivery to the Corporation, unless the Board otherwise determines, of a bond of indemnity, in form and amount and with one or more sureties satisfactory to the Board, or such officer or officers of the Corporation or such transfer agent as the Board may from time to time designate, and of such evidence of such loss, theft, destruction or mutilation as the Board, or such officer or officers or transfer agent, may require.

ARTICLE VII

OFFICES AND BOOKS

Section 1.    Offices. The Board may from time to time and at any time establish offices of the Corporation or branches of its business at whatever place or places seem to it expedient. Offices or agencies for the transfer and registration of stock shall at all times be maintained in the City of New York. Additional such offices or agencies may be maintained elsewhere, in the discretion of the Board.

Section 2.    Books. There shall be kept at the office of the Corporation in Chicago, Illinois, correct books of all the business and transactions of the Corporation, and, at the office of the Corporation in the State of New York, or at the office of a transfer agent of the Corporation in such State, the stock book of the Corporation, which shall contain the names, alphabetically arranged, of all persons who are shareholders of the Corporation, showing their respective places of residence, the number of shares held by them respectively, and the time when they respectively became the owners thereof. The stock book shall at all times during business hours be open to the inspection of all persons permitted by law to inspect the same.

ARTICLE VIII

SEAL

Section 1.    The common seal of the Corporation shall consist of a round seal with the words “GATX CORPORATION” in the margin and the words “NEW YORK, 1916” in the center thereof.

ARTICLE IX

WAIVER OF NOTICE

Section 1.    Whenever any notice whatever is required to be given by these By-Laws, the Certificate of Incorporation or by law, the person entitled thereto may, in person, or in the case of a shareholder, by his or her duly authorized attorney, waive such notice in writing (which shall include the use of facsimile and electronic mail), whether before or after the meeting or other matter or event in respect of which such notice is to be given, and in such event such waiver shall be equivalent to such notice and such notice need not be given to such person, and any action to be taken after such notice or after the lapse of a prescribed period of time may be taken without such notice and without the lapse of any period of time. The presence of a director at any meeting of the Board shall constitute waiver of notice thereof by such director.

ARTICLE X

FISCAL YEAR

Section 1.    The fiscal year of the Corporation shall end on the thirty-first day of December in each year.

ARTICLE XI

AMENDMENTS

Section 1.    These By-Laws may be altered, changed, amended or repealed, or new By-Laws may be adopted, at any regular or special meeting of the Board of Directors, by a majority vote of all the Directors then in office (whether or not present in person or by proxy at the meeting on which such action is to be taken), provided notice of the proposed alteration, change, amendment, repeal or adoption shall have been given with notice of the meeting.